[LETTERHEAD OF KRAMER, LEVIN, NAFTALIS & FRANKEL]



                                 March 16, 1998




Key Mutual Funds
3435 Stelzer Road
Columbus, Ohio  43219

        and

The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio  43219

Ladies and Gentlemen:

         This opinion is being furnished to you in connection with the reorganization (the "Reorganization") of each of three series of SBSF Funds, Inc., doing business as Key Mutual Funds, a Maryland corporation ("Key," and each such series, a "Transferor"), into a corresponding series of The Victory Portfolios, a Delaware business trust ("Victory," and each such series, a "Transferee"), pursuant to the Agreement and Plan of Reorganization and Liquidation (the "Reorganization Plan") dated as of March 2, 1998, by and among Key, for itself and on behalf of each Transferor, and Victory, for itself and on behalf of each Transferee.

         In the Reorganization, each Transferor will transfer substantially all of its assets to a corresponding Transferee in exchange for stock of such Transferee and the

KRAMER, LEVIN, NAFTALIS & FRANKEL

Key Mutual Funds
        and
The Victory Portfolios
March 16, 1998
Page 2


assumption by such Transferee of the liabilities of Transferor/1/. Each Transferor will distribute the stock of the Transferee received in the Reorganization pro rata to its shareholders in exchange for their Transferor stock in complete liquidation of Transferor.

         The Transferors and the corresponding Transferees into which they are reorganizing are as follows:

          (1)  SBSF Fund into Victory Diversified Stock Fund;

          (2)  SBSF Capital Growth Fund into Victory Special Growth Fund; and

          (3)  Key Stock Index Fund into Victory Stock Index Fund.

         All capitalized terms used in this opinion and not defined herein have the respective meanings assigned to them in the Reorganization Plan and the Combined Prospectus/Proxy Statement included in the registration statement on Form N-14, as amended, filed by Victory with The Securities and Exchange Commission on December 19, 1997 (the "Proxy Statement").

         For purposes of the opinion set forth below, we have reviewed and relied upon (i) the Reorganization Plan, (ii) the Proxy Statement, and (iii) such other documents, records, and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements and representations, which we have neither investigated nor verified, made by Key, Victory, and Key Asset Management, Inc., the investment adviser to each of the Transferees and Transferors (the "Certified Representations"), including, inter alia, that with respect to each Transferor and its corresponding Transferee:

         (i) there is no plan or intention by the holders of shares of Transferor, apart from investment decisions made in the ordinary course of investing in Transferee, to sell, exchange, or otherwise dispose of, or reduce the risk of loss relating to, a number of shares of Transferee stock received in the Reorganization that would reduce the Transferor shareholders' ownership of Transferee stock to a


--------
/1/ Pursuant to section 851(g)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), each Transferor and each Transferee is treated as a separate corporation. Under Delaware law, ownership interests in a Transferee constitute shares of beneficial interest. Such interests are considered stock for federal income tax purposes and are referred to as "stock" or "shares" in this letter.

KRAMER, LEVIN, NAFTALIS & FRANKEL

Key Mutual Funds
        and
The Victory Portfolios
March 16, 1998
Page 3

                  number of shares having a value, as of the date of the Reorganization, of less than 50 percent of the value of all of the formerly outstanding stock of Transferor as of the same date;

         (ii) the fair market value of Transferee stock received by each shareholder of Transferor will be approximately equal to the fair market value of the Transferor stock surrendered in the Reorganization;

         (iii) each of Transferor and Transferee is qualified as a regulated investment company, as defined in section 851 of the Code; and

         (iv) Transferee will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Transferor immediately prior to the Reorganization, calculated in accordance with the relevant provisions of Rev. Proc. 77-37, 1977-2 C.B. 568, as amended.

         We have also obtained such additional information and representations as we have deemed relevant and necessary through consultation with the officers and directors of Key and Victory, as well as with other professionals engaged by them. We have assumed, with your consent, that all documents reviewed by us are originals or photocopies that faithfully reproduce the originals thereof, that all such documents have been or will be duly executed to the extent required, that all representations and statements set forth in such documents are true, correct, complete, and not breached, that no actions that are inconsistent with such representations and statements will be taken, and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms. We have further assumed that all representations made in the Certified Representations "to the best knowledge of" any person will be true, correct, and complete as if made without such qualification.

         Based upon the foregoing, and subject to the qualifications set forth below, it is our opinion that, with respect to each Transferor and its corresponding Transferee, for federal income tax purposes:

         (i) the transfer by Transferor of substantially all of its assets to Transferee in exchange for shares of Transferee and the assumption by Transferee of the liabilities of Transferor, and the subsequent liquidation of Transferor, pursuant

KRAMER, LEVIN, NAFTALIS & FRANKEL

Key Mutual Funds
        and
The Victory Portfolios
March 16, 1998
Page 4
                  to the Plan, will constitute a reorganization within the meaning of section 368(a)(1) of the Code, and Transferor and Transferee will each be "a party to a reorganization" within the meaning of section 368(b) of the Code;

         (ii) Transferor will not recognize any gain or loss as a result of the Reorganization;

         (iii) Transferee will not recognize any gain or loss on the receipt of the assets of Transferor in exchange for shares of Transferee and the assumption of the liabilities of Transferor;

         (iv) the shareholders of Transferor will not recognize any gain or loss on the exchange of their shares of Transferor for shares of Transferee in the Reorganization;

         (v) the aggregate tax basis of the shares of Transferee received by each shareholder of Transferor will be the same as the aggregate tax basis of the shares of Transferor exchanged therefor;

         (vi) Transferee's adjusted tax bases in the assets received from Transferor in the Reorganization will be the same as the adjusted tax bases of such assets in the hands of Transferor immediately prior to the Reorganization;

         (vii) the holding period of each former shareholder of Transferor in the shares of Transferee received in the Reorganization will include the period during which such shareholder held the Transferor shares exchanged therefor, if such shares were held as a capital asset at the time of the Reorganization; and

         (viii) Transferee's holding periods in the assets received from Transferor in the Reorganization will include the holding periods of such assets in the hands of Transferor immediately prior to the Reorganization.

         Our opinion, which is not binding on the Internal Revenue Service or the courts, is based upon existing statutory, regulatory, and administrative and judicial authority, any of which may be changed at any time with retroactive effect to the detriment of Transferee, Transferor, and/or their shareholders. We do not undertake to advise you as to any changes after the date of this opinion in the above-referenced authorities that may affect

KRAMER, LEVIN, NAFTALIS & FRANKEL

Key Mutual Funds
        and
The Victory Portfolios
March 16, 1998
Page 5


our opinion unless we are specifically requested to do so. As noted above, our opinion is based solely on the documents that we have examined, the assumptions we have made, the additional information that we have obtained, and the representations that have been made to us. Our opinion cannot be relied upon if any of the facts contained in such documents, such additional information, or any of our assumptions or the representations made to us is, or later becomes, inaccurate. Finally, our opinion is limited to the tax matters specifically stated above, and we have not been asked to address, nor have we addressed, any other matters relating to the Reorganization, Transferees, Transferors, or any investment in or by Transferees or Transferors.

         This opinion is intended for the exclusive use of Key and Victory. This opinion may not be circulated or relied upon by any other person or entity or for any other purpose without our prior consent. We hereby authorize you to attach this opinion as an exhibit to the Registration Statement on Form N-14.

                                         Very truly yours,



                                         /s/ Kramer, Levin, Naftalis & Frankel

                [LETTERHEAD OF KRAMER, LEVIN, NAFTALIS & FRANKEL]


                                 March 23, 1998


Key Mutual Funds
3435 Stelzer Road
Columbus, Ohio  43219

        and

The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio  43219

Ladies and Gentlemen:

         This opinion is being furnished to you in connection with the reorganization (the "Reorganization") of each of five series of SBSF Funds, Inc., doing business as Key Mutual Funds, a Maryland corporation ("Key," and each such series, a "Transferor"), into a corresponding series of The Victory Portfolios, a Delaware business trust ("Victory," and each such series, a "Transferee"), pursuant to the Agreement and Plan of Reorganization and Liquidation (the "Reorganization Plan") dated as of March 2, 1998, by and among Key, for itself and on behalf of each Transferor, and Victory, for itself and on behalf of each Transferee.

         In the Reorganization, each Transferor will transfer all of its assets to a corresponding Transferee in exchange for stock of such Transferee and the assumption by

KRAMER, LEVIN, NAFTALIS & FRANKEL

Key Mutual Funds
        and
The Victory Portfolios
March 23, 1998
Page 2


such Transferee of the liabilities of Transferor./1/ Each Transferor will distribute the stock of the Transferee received in the Reorganization pro rata to its shareholders in exchange for their Transferor stock in complete liquidation of Transferor.

         The Transferors and the corresponding Transferees into which they are reorganizing are as follows:

          (1)  KeyChoice  Growth Fund into Victory  LifeChoice  Growth  Investor
               Fund;

          (2)  KeyChoice   Income  and  Growth  Fund  into  Victory   LifeChoice
               Conservative Investor Fund;

          (3) KeyChoice Moderate Growth Fund into Victory LifeChoice Moderate Investor Fund;

          (4) Key Money Market Mutual Fund into Victory Federal Money Market Fund; and

          (5)  SBSF  Convertible   Securities  Fund  into  Victory   Convertible
               Securities Fund.


         All capitalized terms used in this opinion and not defined herein have the respective meanings assigned to them in the Reorganization Plan and the Combined Prospectus/Proxy Statement included in the registration statement on Form N-14, as amended, filed by Victory with The Securities and Exchange Commission on December 19, 1997 (the "Proxy Statement").

         For purposes of the opinion set forth below, we have reviewed and relied upon (i) the Reorganization Plan, (ii) the Proxy Statement, and (iii) such other documents, records, and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements and representations, which we have neither investigated nor verified, made by Key, Victory, and Key Asset Management, Inc., the investment adviser to each of the Transferees and Transferors (the "Certified Representations"), including, inter alia, that with respect to each Transferor and its corresponding Transferee:



--------
/1/ Pursuant to section 851(g)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), each Transferor and each Transferee is treated as a separate corporation. Under Delaware law, ownership interests in a Transferee constitute shares of beneficial interest. Such interests are considered stock for federal income tax purposes and are referred to as "stock" or "shares" in this letter.

KRAMER, LEVIN, NAFTALIS & FRANKEL

Key Mutual Funds
        and
The Victory Portfolios
March 23, 1998
Page 3

          (i) there is no plan or intention by the holders of shares of Transferor, apart from investment decisions made in the ordinary course of investing in Transferee, to sell, exchange, or otherwise dispose of, or reduce the risk of loss relating to, any of the shares of Transferee stock received in the Reorganization;

          (ii) immediately after the Reorganization, the holders of shares of Transferor will own all of the outstanding stock of Transferee;

         (iii) the fair market value of Transferee stock received by each shareholder of Transferor will be approximately equal to the fair market value of the Transferor stock surrendered in the Reorganization; and

          (iv) each of Transferor and Transferee is qualified as a regulated investment company, as defined in section 851 of the Code.

         We have also obtained such additional information and representations as we have deemed relevant and necessary through consultation with the officers and directors of Key and Victory, as well as with other professionals engaged by them. We have assumed, with your consent, that all documents reviewed by us are originals or photocopies that faithfully reproduce the originals thereof, that all such documents have been or will be duly executed to the extent required, that all representations and statements set forth in such documents are true, correct, complete, and not breached, that no actions that are inconsistent with such representations and statements will be taken, and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms. We have further assumed that all representations made in the Certified Representations "to the best knowledge of" any person will be true, correct, and complete as if made without such qualification.

         Based upon the foregoing, and subject to the qualifications set forth below, it is our opinion that, with respect to each Transferor and its corresponding Transferee, for federal income tax purposes:

          (i) the transfer by Transferor of all of its assets to Transferee in exchange for shares of Transferee and the assumption by Transferee of the liabilities of Transferor, and the subsequent liquidation of Transferor, pursuant to the Plan, will constitute a reorganization within the meaning of section 368(a)(1) of the

KRAMER, LEVIN, NAFTALIS & FRANKEL

Key Mutual Funds
        and
The Victory Portfolios
March 23, 1998
Page 4


               Code, and Transferor and Transferee will each be "a party to a reorganization" within the meaning of section 368(b) of the Code;

          (ii) Transferor will not recognize any gain or loss as a result of the Reorganization;

         (iii) Transferee will not recognize any gain or loss on the receipt of the assets of Transferor in exchange for shares of Transferee and the assumption of the liabilities of Transferor;

          (iv) the shareholders of Transferor will not recognize any gain or loss on the exchange of their shares of Transferor for shares of Transferee in the Reorganization;

          (v) the aggregate tax basis of the shares of Transferee received by each shareholder of Transferor will be the same as the aggregate tax basis of the shares of Transferor exchanged therefor;

          (vi) Transferee's adjusted tax bases in the assets received from Transferor in the Reorganization will be the same as the adjusted tax bases of such assets in the hands of Transferor immediately prior to the Reorganization;

         (vii) the holding period of each former shareholder of Transferor in the shares of Transferee received in the Reorganization will include the period during which such shareholder held the Transferor shares exchanged therefor, if such shares were held as a capital asset at the time of the Reorganization; and

        (viii) Transferee's holding periods in the assets received from Transferor in the Reorganization will include the holding periods of such assets in the hands of Transferor immediately prior to the Reorganization.

         Our opinion, which is not binding on the Internal Revenue Service or the courts, is based upon existing statutory, regulatory, and administrative and judicial authority, any of which may be changed at any time with retroactive effect to the detriment of Transferee, Transferor, and/or their shareholders. We do not undertake to advise you as to any changes after the date of this opinion in the above-referenced authorities that may affect our opinion unless we are specifically requested to do so. As noted above, our opinion is

KRAMER, LEVIN, NAFTALIS & FRANKEL

Key Mutual Funds
        and
The Victory Portfolios
March 23, 1998
Page 5


based solely on the documents that we have examined, the assumptions we have made, the additional information that we have obtained, and the representations that have been made to us. Our opinion cannot be relied upon if any of the facts contained in such documents, such additional information, or any of our assumptions or the representations made to us is, or later becomes, inaccurate. Finally, our opinion is limited to the tax matters specifically stated above, and we have not been asked to address, nor have we addressed, any other matters relating to the Reorganization, Transferees, Transferors, or any investment in or by Transferees or Transferors.

         This opinion is intended for the exclusive use of Key and Victory. This opinion may not be circulated or relied upon by any other person or entity or for any other purpose without our prior consent. We hereby authorize you to attach this opinion as an exhibit to the Registration Statement on Form N-14.

                                       Very truly yours,



                                       /s/ Kramer, Levin, Naftalis & Frankel